UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	December 6, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900
                                                N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                     OFFICERS

(d)   On December 6, 2006, Kenneth C. Leung became a Director of Caprius, Inc. (the “Company” or “we”). Immediately prior to such appointment, the Company’s Board of Directors was increased to five persons.

Since 1995, Mr. Leung has been a Managing Director of Sanders Morris Harris Group, and is engaged in investment banking in environmental and alternative energy and is the Chief Investment Officer of its Environmental Opportunity Funds. From 1978 to 1994, Mr. Leung served as a Managing Director at Smith Barney, and for more than ten years prior thereto he served in different positions at other investment banking institutions. He currently serves as Chairman of the Board of American Ecology Corp. (NASDAQ:ECOL), and a director of SystemOne Technologies Inc. (Other OTC:STEK.PK) and AeroGrowth International, Inc.

Mr. Leung is not related to nor has any relationship with any of our current executive officers or directors.

A copy of the press release announcing the appointment of Mr. Leung to the Board is attached as an exhibit to this Report.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS;
                    CHANGE IN FISCAL YEAR

(a)  As of December 6, 2006, pursuant to Section 2 of ARTICLE II of the Corporation’s By-Laws, by resolution of our Board of Directors, the number of Directors was fixed at five persons. Previously, the number had been fixed at four persons.

Item 9.01   Financial Statements and Exhibits

                     (d) Exhibits

                      99.1 Press release of Caprius, Inc., dated December 7, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRIUS, INC.

Date: December 11, 2006	By: /s/ Jonathan Joels
Jonathan Joels,
Chief Financial Officer

                                                                                                                                                                                                                                               Chief

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